SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

1. On February 12, 2008, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Pioneer Natural Resources Company (the “Company”) approved the payment of cash bonuses to the named executive officers, based on the Committee’s assessment of 2007 performance, as follows:

Amount of 2007
Named Executive Officer	Cash Bonus
Scott D. Sheffield	$1,147,500
Timothy L. Dove	602,438
Richard P. Dealy	403,200
Chris J. Cheatwood	298,350
Danny L. Kellum	298,350

The “named executive officers” are the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders.

2. On February 12, 2008, the Committee also established targets for the Company’s named executive officers for 2008 bonuses payable in 2009 under the Company’s Annual Incentive Bonus Plan (the “Plan”), as described below. The 2008 bonus target is shown as a percentage of 2008 base salary, and the actual amount paid may be at, above or below the target level:

Named Executive Officer	2008 Bonus Target
Scott D. Sheffield	100%
Timothy L. Dove	85
Richard P. Dealy	80
Chris J. Cheatwood	65
Danny L. Kellum	65

The award of 2008 bonuses under the Plan will be based on the Committee’s judgment regarding the Company’s and the named executive officer’s performance in 2008, considering, among other things, the objectives established by the Committee. The objectives include both financial and non-financial objectives. Financial objectives for 2008 include oil and gas production, operating expense levels, general and administrative expense levels, year-end indebtedness, finding costs, reserve replacement, and return on equity. Another objective is based on the Company’s performance in the areas of safety and environmental. Certain non-financial objectives vary by executive officer depending on his area of responsibility.

3. On February 12, 2008, the Committee also made awards of restricted stock and performance units under the Company’s 2006 Long-Term Incentive Plan to the named executive officers, as follows.

		Number of Performance
Named Executive Officer	Number of Shares Awarded	Units Awarded
Scott D. Sheffield	38,479	38,478
Timothy L. Dove	21,438	21,438
Richard P. Dealy	12,643	12,643
Chris J. Cheatwood	8,520	8,520
Danny L. Kellum	8,520	8,520

The delivery of shares in payment of the performance unit awards will be contingent upon the achievement of certain performance criteria. The performance unit awards were made pursuant to the form of Performance Unit Award Agreement filed as an exhibit to this report and incorporated herein by reference. The restricted stock awards were made pursuant to the form of Restricted Stock Award Agreement used in connection with the grants of restricted stock in February 2007, which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 2, 2007, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1 —

Form of Performance Unit Award Agreement dated February 12, 2008, between the Company and each of Scott D. Sheffield and Timothy L. Dove, together with a schedule identifying other substantially identical agreements between the Company and each of its other executive officers and identifying the material differences between each of those agreements and the filed Performance Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Darin G. Holderness
Darin G. Holderness
Vice President and Chief Accounting Officer

Dated: February 19, 2008

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)

Form of Performance Unit Award Agreement dated February 12, 2008, between the Company and each of Scott D. Sheffield and Timothy L. Dove, together with a schedule identifying other substantially identical agreements between the Company and each of its other executive officers and identifying the material differences between each of those agreements and the filed Performance Unit Award Agreement.

___________

(a) Filed herewith.